SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (586) 751-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On February 23, 2006, Noble International, Ltd. announced that Christopher L. Morin, the Company’s Chief Executive Officer has elected to resign from the Company in order to explore other career opportunities. A copy of the press release is included as Exhibit 99.1 to the Current Report on Form 8-K. In connection with Mr. Morin’s departure, the Company and Mr. Morin have entered into a Severance and Release Agreement, dated February 22, 2006 (the “Severance and Release Agreement”), pursuant to which, among other things, the parties terminated Mr. Morin’s Employment Agreement, dated January 1, 2005, and the Company agreed to pay Mr. Morin severance in the amount of approximately $450,000. The foregoing description of the Severance and Release Agreement is qualified in its entirety by reference to the Severance and Release Agreement included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release

99.2	Noble International, Ltd. Severance and Release Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(Registrant)

Date: February 23, 2006	By:	/s/ Michael C. Azar
Michael C. Azar
Secretary and General Counsel

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